"RCT" means the material omitted has been filed with the Securities & Exchange Commission with an application requesting confidential treatment.

                                                                  EXHIBIT 10.12


                                LICENSE AGREEMENT
                                (GAMING DEVICES)

     THIS LICENSE AGREEMENT ("Agreement") is made as of the 16th day of September, 1998, by and between Albertson's, Inc., a Delaware corporation ("Licensor"), and Cardivan Company, a Nevada corporation ("Licensee").

                                  WITNESSETH:
     WHEREAS, Licensor is the owner and operator of supermarkets in the State of Nevada; and

     WHEREAS, Licensee is a duly licensed operator of gaming devices in the State of Nevada; and

     WHEREAS, Licensor desires to grant a license to Licensee to use, and Licensee desires to take from Licensor, on the terms and conditions hereinafter set forth, certain floor space located in Licensor's supermarkets described on Exhibit "A" attached hereto and incorporated herein by this reference, together with certain additional supermarkets opened by Licensor in the State of Nevada during the term of this Agreement, for the operation of gaming devices.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.  License.
    (a) Licensor hereby grants to Licensee a license ("License") for the operation of gaming devices ("Machines") (i) in each of the supermarkets designated on Exhibit "A," together with any additional supermarkets in the State of Nevada opened or acquired by Licensor for business to the public RCT (individually, an "Existing Store" and, collectively, the "Existing Stores"), and (ii) in any additional supermarkets in the State of Nevada opened or acquired by Licensor for business to the public RCT (individually, a "New Store" and, collectively, the "New Stores"). For the purposes of this Agreement, a New Store shall include any remodel, expansion remodel, or an on-site or off-site replacement of either an Existing Store or a New Store; however, neither a New Store nor an Existing Store shall include (A) any remodel, expansion remodel, or on-site or off-site replacement, of any supermarket currently licensed to Anchor Coin, (B) any supermarket, together with any remodel, expansion remodel, or on-site or off-site replacement of such supermarket, which is either (1) acquired by Licensor subject to an agreement for the operation of gaming devices, or (2) subject to an agreement for the operation of gaming devices which is assumed, whether by operation of law or otherwise, by Licensor in connection with an acquisition, or (C) any fuel center, convenience store or other facility of any kind whatsoever owned or operated by Licensor which does not share a common public entrance with a Store ("Other Facility"). RCT. The Existing Stores and New Stores are also hereinafter referred to, individually, as a "Store" and, collectively, as the "Stores."
(b)  RCT

(c) The "Licensed Premises" shall consist of the following: (i) for each Existing Store, the area currently occupied by the existing Machines (or, for any supermarket opened or acquired by Licensor RCT, the area occupied by the Machines in such store RCT, the approximate size of which is shown on Exhibit "A," and (ii) for each New Store, the area shown on the fixture plan approved by Licensor and provided to Licensee. The fixture plan for each New Store shall be designed by Licensor to provide adequate space for the Minimum Number of Machines (as defined in Paragraph 1(d)) with bill validators. Licensee hereby approves the fixture plan shown on Exhibit "B" attached hereto and incorporated herein by this reference. The location of the Licensed Premises may be changed from time to time by Licensor subject to the conditions set forth in Paragraph 3(c) of this Agreement.

(d) Unless otherwise agreed by the parties, the License granted herein shall be for the following number of Machines ("Minimum Number of Machines"): (i) for each Existing Store (exclusive of any supermarket opened or acquired by Licensor RCT, the number of Machines designated on Exhibit "A" or such lesser number as are approved or mandated by the applicable local, state or federal governmental authority, (ii) for each Existing Store opened or acquired by Licensor RCT, fifteen (15) or such lesser number as are approved or mandated by the applicable local, state or federal governmental authority, and (iii) for each New Store, fifteen (15) or such lesser number as are approved or mandated by the applicable local, state or federal governmental authority.

2.  Term.
    (a) The term of this Agreement for each Existing Store shall commence on RCT ("Effective Date") and shall terminate at 11:59 p.m. on RCT, or on the date Licensor permanently ceases supermarket operations at all of the Stores, whichever first occurs.

(b) The term of this Agreement for each New Store shall commence on the date Licensor first opens or reopens the Store for business to the public and shall terminate at 11:59 p.m. on RCT, or on the date Licensor permanently ceases supermarket operations at the Store, whichever first occurs; provided, however, that, in the event Licensor has not taken all steps required to permit Licensee to commence operations at such Store as of the date specified above, the term of this Agreement for such Store shall not commence until all such steps have been taken.

(c) Anything in this Agreement to the contrary notwithstanding, either party shall have the right, in its sole and absolute discretion, to terminate this Agreement as of 11:59 p.m. on RCT, upon not less than RCT prior written notice to the other party.

(d) Licensee agrees that Licensor has the right at any time, in its sole and absolute discretion, to temporarily or permanently cease supermarket operations at the Store(s). In the event Licensor permanently ceases supermarket operations at a Store, this Agreement shall terminate as to such Store as of the date of permanent cessation of supermarket operations, and both parties shall thereafter be released from all further obligations hereunder as to such Store.

3. Payment. In consideration of the rights granted herein, Licensee agrees to pay to Licensor during the term of this Agreement the following amounts:

    (a)  RCT, a nonrefundable fee in the amount of RCT.

    (b) RCT, a security deposit ("Deposit") in the amount of RCT. The parties agree that, effective RCT, and on June 1 of each of the next succeeding RCT, the amount of the Deposit shall be reduced by RCT of the original principal amount of said Deposit, the amount of which reduction shall be paid to Licensor and credited against the license fees otherwise due and payable by Licensee to Licensor for June of the applicable calendar year. The Deposit (or balance thereof) shall be held by Licensor as security for the faithful performance by Licensee of all of the terms, covenants, conditions and agreements of this Agreement. If any amount due and payable by Licensee to Licensor shall be overdue and unpaid, or should Licensor make any payment on behalf of Licensee, or should Licensee default in its performance of any of the terms, covenants, conditions or agreements set forth in this Agreement, Licensor may, in its sole and absolute discretion and without prejudice to any other rights or remedies which Licensor may have on account thereof, apply the Deposit (or balance thereof), or so much thereof as may be necessary, to compensate Licensor for such failure or default, and Licensee shall, within ten (10) days after receipt of written notice from Licensor, restore said Deposit to the same amount as existed immediately prior to the application of such proceeds to compensate Licensor as provided above. Except as otherwise hereinafter set forth, the Deposit (or balance thereof) shall be returned by Licensor to Licensee within ten (10) days after the date of expiration or earlier termination of this Agreement after deduction for any amounts due and payable by Licensee to Licensor hereunder.

(c) For each Existing Store, a license fee in the amount designated on Exhibit "C" attached hereto and incorporated herein by this reference.

(d) The parties agree and understand that the license fees for each Store as set forth on Exhibit "C" assume that (i) the hours of operation of such Store will not be changed from the hours of operation shown on Exhibit "A," (ii) the location of the Licensed Premises will at all times be located as near as practicable to the Store's public entrances and checkstands, (iii) the size of the Licensed Premises will not be substantially reduced, (iv) the size of the Store will not be substantially changed, (v) smoking will at all times be permitted in the Licensed Premises (but not in the balance of the Store), and
(vi) there shall be no change by any local, state or federal governmental authority in any law, rule or regulation specifically affecting the gaming industry (as opposed to any law, rule or regulation of general applicability including, but not limited to, any increase in tax rates based on Licensee's gross income from all sources). In the event of (i) any increase or decrease in the hours of operation of a Store, (ii) change in size or location of the Licensed Premises, (iii) change in size of the Store, (iv) ban on smoking in the Licensed Premises, or (v) change in any law, rule or regulation specifically affecting the gaming industry, which event materially affects Licensee's revenues in the Store, the parties agree to negotiate in good faith an adjustment of the license fees for such Store taking into consideration all relevant factors including, without limitation, customer count, size of Store, and Licensee's revenue per Machine in the Store. In the event either party determines that an adjustment in license fees is required as a result of the occurrence of an event described in this subparagraph (c), such party shall provide written notice of such event to the other party within sixty (60) days after the date of occurrence of such event, failing which any right of adjustment resulting from the occurrence of such event shall be deemed waived.

(e) Anything in this Agreement to the contrary notwithstanding, all interest on amounts paid to, or held by, Licensor pursuant to this Paragraph 3 (Payment) shall be retained by Licensor. Licensor shall have no obligation to segregate any amounts paid to, or held by, Licensor pursuant to this Paragraph 3 (Payment).

(f) All amounts described in subparagraph (c) of this Paragraph 3 (Payment) shall be due and payable in equal monthly installments in advance without notice or demand on or before the first day of each month. License fees for any partial month shall be prorated.

(g)  All payments shall be made to Licensor at P.O. Box 20, Boise, Idaho  83726,
Attention: Property Accounting, or to such other person or address designated in writing by Licensor.

4. Taxes. Licensee agrees to pay during the term of this Agreement all taxes and assessments levied or assessed against the Machines and any other personal property placed on the Licensed Premises by Licensee, together with all fees and other charges now or hereafter required to be paid to any local, state or federal governmental authority for the ownership, operation, maintenance, repair or replacement of the Machines or any other personal property placed on the Licensed Premises by Licensee.

5. Operation. Licensee agrees, at its sole expense, to maintain and repair the Machines and any other personal property placed on the Licensed Premises by Licensee. Licensee shall keep the Machines in good operating condition.
Licensee agrees at all times during the term of this Agreement to keep the Minimum Number of Machines in each of the Stores, which Machines shall be available for use by the public (subject to normal wear and tear and damage due to fire or other casualty) at all times that the Stores are open for business to the public.

6. Change Person. Licensee agrees to have a change person on duty on the Licensed Premises of each Store at all times that the Store is open for business to the public.

7. Title to Fixtures. All personal property (including, without limitation, the Machines) placed on the Licensed Premises by Licensee shall be and remain the personal property of Licensee and, upon the expiration or earlier termination of this Agreement, Licensee shall, within ten (10) days thereafter and at its sole expense, remove from the Store all such personal property and restore the Licensed Premises to its original condition, ordinary wear and tear excepted.

8. Indemnification. Licensee agrees to indemnify, defend and hold harmless Licensor from and against any and all liability, claims, damages, expenses (including reasonable costs and attorneys' fees and reasonable costs and attorneys' fees on any appeal), judgments, proceedings and causes of action of any kind whatsoever, arising out of or in any way connected with (i) the exercise of any of Licensee's rights or privileges granted herein, (ii) the ownership, operation, maintenance, repair or replacement of the Machines or any other personal property placed on the Licensed Premises by Licensee, or
(iii) the willful or negligent act or omission of Licensee, its agents, contractors or employees.

9. Insurance. Licensee agrees to provide and maintain during the term of this Agreement, including any and all extensions hereof, commercial general liability insurance (including product liability, contract liability and broad form property damage endorsements) insuring Licensee against claims for personal injury, bodily injury or death, and property damage or destruction, occurring in, on or about the Licensed Premises. Such insurance shall be written as the primary coverage on the Licensed Premises with an insurer licensed to do business in the State of Nevada and with an A.M. Bests rating of A or better. Licensor shall be named on the policy as additional insured. The limits of liability of such insurance shall be not less than $2,000,000 for personal injury or bodily injury or death of any one (1) or more persons in one (1) occurrence and $500,000 with respect to damage to or destruction of property; or, in lieu of such coverage, a combined single limit (covering personal injury, bodily injury or death, and property damage or destruction) with a limit of not less than $5,000,000 per occurrence. Licensee shall furnish Licensor with certificate(s) evidencing such insurance. The policies of such insurance shall provide that the insurance represented by such certificate(s) shall not be canceled or nonrenewed without the giving of thirty (30) days prior written notice to Licensor.

10. Exclusive. Licensee shall have the exclusive right during the term of this Agreement, including any and all extensions hereof, to operate gaming devices in the Stores. No part of any Store shall at any time during the term of this Agreement, including any and all extensions hereof, be used or occupied by any other person for the purpose of operating gaming devices. Anything in this Paragraph 10 (Exclusive) to the contrary notwithstanding, the exclusive right granted in this Paragraph 10 (Exclusive) as to any particular Store or Stores shall not commence until the date specified in Paragraph 2 (Term) and shall terminate upon termination of this Agreement as to such Store or Stores.

11. Attorneys' Fees. If either party to this Agreement initiates or defends litigation with the other party in any way connected with this Agreement, the prevailing party in such litigation, in addition to any other relief which may be granted, whether legal or equitable, shall be entitled to recover from the losing party its reasonable costs and attorneys' fees (including its reasonable costs and attorneys' fees on any appeal). If either party to this Agreement initiates or defends litigation with a third party because of the violation of any term, covenant, condition or agreement contained in this Agreement by the other party to this Agreement, then the party so litigating shall be entitled to recover from the other party to this Agreement its reasonable costs and attorneys' fees (including its reasonable costs and attorneys' fees on any appeal) incurred in connection with such litigation. All such costs and attorneys' fees shall be deemed to have accrued on commencement of any such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

12. Assignment. Licensee may not assign this Agreement except to a wholly-owned subsidiary of Jackpot Enterprises, Inc. that agrees in writing to be bound by all of the terms, covenants, conditions and agreements contained herein.

13. Compliance with Law. Licensee shall conduct its business in such a manner as to comply with the requirements of all local, state and federal laws, rules and regulations applicable thereto. Licensee shall not use the Licensed Premises, or permit the Licensed Premises to be used, for any unlawful purpose.

14.  Licenses and Permits.  Licensee agrees to obtain within one hundred twenty
(120) days after Licensee's receipt of written notice from Licensor, as to any New Store, all licenses and permits required for the operation of the Minimum Number of Machines in such Store. Licensee agrees to make timely application for the applicable licenses and permits for each such Store, to diligently and continuously pursue approval and issuance of same, and to provide Licensor copies of all such licenses and permits within ten (10) days after Licensee's receipt of request for same. In the event Licensee fails to obtain all such licenses and permits as to any such Store within the applicable time period set forth above, Licensor shall have the option, at any time thereafter upon ten
(10) days written notice to Licensee and provided Licensee does not obtain all such licenses and permits prior to expiration of said ten (10) day period, to terminate this Agreement only as to such Store, in which event this Agreement shall terminate as to such Store as of the date of expiration of such ten (10) day period and both parties shall thereafter be released from all further obligations hereunder as to such Store.

Licensee agrees during the term of this Agreement to maintain in good standing all licenses and permits required for the operation of the Minimum Number of Machines in the Stores; provided, however, that in the event any such license or permit is revoked, suspended or otherwise restricted for any reason (other than financial) beyond Licensee's reasonable control to the extent that Licensee is prevented from performing any of the terms, covenants, conditions or agreements contained herein with respect to any Store or Stores, Licensee shall immediately remove all of Licensee's personal property (including, without limitation, the Machines) from such Store or Stores but shall remain liable for the payments described in Paragraph 3 (Payment) for such Store or Stores for a period of sixty (60) days (or such shorter period of time as is required by Licensor to locate another operator and for such operator to open for business in such Store or Stores) after the date of such revocation, suspension or restriction, whereupon (i) this Agreement shall terminate only as to such Store or Stores as of the date of expiration of such sixty (60) day period (or such shorter period of time as is required by Licensor to locate another operator and for such operator to open for business in such Store or Stores), and (ii) both parties shall thereafter be released from all further obligations hereunder as to such Store or Stores. Licensee agrees to provide Licensor with a copy of any notice of revocation, suspension or restriction of any of Licensee's licenses or permits required for the operation of the Machines in the Store within ten (10) days after Licensee's receipt of same.

The one hundred twenty (120) day time period set forth in the first grammatical paragraph of this Paragraph 14 (Licenses and Permits) shall be extended for any period or periods of time equal to any period or periods of delay caused by strikes, lockouts, fire or other casualty, the elements or acts of God, refusal or failure of any governmental authority to issue all licenses and permits required for the operation of the Machines in the Stores (provided Licensee makes timely application for all applicable licenses and permits and thereafter diligently and continuously pursues approval and issuance of same), or other causes, other than financial, beyond Licensee's reasonable control.

15. Alterations. Licensee shall not make any additions, alterations or improvements to the Licensed Premises (including, without limitation, installation of wall and/or floor coverings and installation of signs on or about the Machines) ("Alterations") without Licensor's prior written approval, which approval shall not be unreasonably withheld or delayed. Licensee acknowledges that the primary business of the Stores is the operation of a supermarket and agrees that Licensor shall not be deemed to have unreasonably withheld its approval to any Alterations if such Alterations are inconsistent with the general decor of the Store (as determined by Licensor in its sole and absolute discretion) or obstruct the visibility of the Store's interior signage or departments.

16. License Only. Nothing herein contained shall be construed as constituting Licensor and Licensee as landlord and tenant, sublandlord and subtenant, co-partners or joint venturers.

17. Quiet Possession. Licensor covenants as to each Store that, from and after the date of commencement of the term of this Agreement as to such Store and so long as Licensee performs all of the terms, covenants, conditions and agreements of this Agreement, Licensee shall have quiet and peaceful possession of the Licensed Premises in such Store and enjoy all of the rights granted herein without interference from Licensor, or anyone having title paramount to Licensor.

18. Default. A party shall be deemed to be in default of this Agreement only upon the expiration of thirty (30) days (ten (10) days in the event of failure to pay money) from receipt of written notice from the other party specifying the particulars in which such party has failed to perform the obligations of this Agreement unless such party, prior to the expiration of said thirty (30) days (ten (10) days in the event of failure to pay money), has rectified the particulars specified in said notice of default. However, such party shall not be deemed to be in default if such failure (except a failure to pay money) cannot be rectified within said thirty (30) day period and such party is using good faith and its best efforts to rectify the particulars specified in the notice of default.

     Except where otherwise specifically stated herein to the contrary, in the event of a default by Licensor in the performance of any of the terms, covenants, conditions and agreements contained herein as to any Store or Stores, Licensee may terminate this Agreement as to any such Store or Stores, or as to all Stores, upon ten (10) days prior written notice to Licensor without prejudice to any other rights or remedies provided by law. In the event of any such termination, the Deposit (or balance thereof) shall be returned by Licensor to Licensee within ten (10) days after the date of such termination without deduction for any amounts due and payable by Licensee to Licensor hereunder.

     Except where otherwise specifically stated herein to the contrary, in the event of a default by Licensee in the performance of any of the terms, covenants, conditions and agreements contained herein as to any Store or Stores, Licensor may terminate this Agreement as to any such Store or Stores, or as to all Stores, upon ten (10) days prior written notice to Licensee, re-enter the Licensed Premises, either with or without process or law, expel and remove from the Licensed Premises all of Licensee's personal property (including, without limitation, the Machines), and repossess and enjoy the Licensed Premises without prejudice to any other rights or remedies provided by law.

19. Waiver. The failure of a party to insist upon strict performance of any of the terms, covenants, conditions or agreements contained herein shall not be deemed a waiver of any rights or remedies that said party may have, and shall not be deemed a waiver of any subsequent breach or default in the performance of any of the terms, covenants, conditions or agreements contained herein by the other party.

20.  Additional Remedies.   In addition to the remedies set forth in this
Agreement, Licensor and Licensee shall have all other remedies provided by law to the same extent as if fully set forth herein word for word. No remedy herein conferred upon, or reserved to Licensor or Licensee, shall exclude any other remedy herein or by law provided, but each shall be cumulative.

21. Notices. All notices given pursuant to this Agreement shall be in writing and shall be given by personal delivery, by United States mail or by United States express mail or other established express delivery service (such as Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below:

                     Licensor:      Albertson's, Inc.
                                    250 Parkcenter Boulevard
                                    P.O. Box 20
                                    Boise, ID 83726
                     Attention:     Legal Department

                     Licensee:      Cardivan Company
                                    1110 Palms Airport Drive
                                    Las Vegas, NV 89119

The person and address to which notices are to be given may be changed at any time by any party upon written notice to the other party. All notices given pursuant to this Agreement shall be deemed given upon receipt.

     For the purpose of this Agreement, the term "receipt" shall mean the earlier of any of the following: (i) the date of delivery of the notice or other document to the address specified pursuant to this paragraph as shown on the return receipt, (ii) the date of actual receipt of the notice or other document by the person or entity specified pursuant to this paragraph, or (iii) in the case of refusal to accept delivery or inability to deliver the notice or other document, the earlier of (A) the date of the attempted delivery or refusal to accept delivery, (B) the date of the postmark on the return receipt, or (C) the date of receipt of notice of refusal or notice of nondelivery by the sending party.

22. Captions and Headings. The captions and headings in this Agreement are for reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein.

23. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against either party.

24. Construction. In construing the provisions of this Agreement and whenever the context so requires, the use of a gender shall include all other genders, the use of the singular shall include the plural, and the use of the plural shall include the singular.

25. Joint and Several. In the event any party hereto is composed of more than one person, the obligations of said party shall be joint and several.

26. Third Party Beneficiary. This Agreement is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise expressly provided herein.

27. Confidentiality. From and after the date of this Agreement, the terms of Paragraph 3 (Payment) of this Agreement shall be kept confidential and shall not, except as required by law, be disclosed by either party to any person except (i) such party's agents, representatives or employees (including, without limitation, attorneys, accountants and financial advisors), (ii) gaming licensing authorities of the State of Nevada or any other local, state or federal public or governmental authority to the extent required in the ordinary cause of business, (iii) any actual or prospective landlord, purchaser, lender, tenant or subtenant of all or any part of the real or personal property subject of this Agreement provided such information is tendered to such person with a request that same be held confidential, or (iv) to the extent required by any agreement in effect on the date of this Agreement.

28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument, and shall become effective only upon execution and delivery of one or more counterparts (or a telecopy thereof) by each of the parties hereto.

29. Existing Agreement. The parties have heretofore entered into a License Agreement (Gaming Devices) dated March 17, 1993 ("Existing Agreement") for Licensee's operation of gaming devices in Licensor's Stores. As of the Effective Date (as defined in Paragraph 2(a) of this Agreement), the Existing Agreement is terminated. The refundable fee referenced in Paragraph 3(b) of the Existing Agreement shall be retained by Licensor and credited to the nonrefundable fee and Deposit required to be paid by Licensee pursuant to Paragraphs 3(a) and 3(b), respectively, of this Agreement.

     EXECUTED as of the date first above written.

LICENSEE:                     LICENSOR:
Cardivan Company,             Albertson's, Inc.,
a Nevada corporation          a Delaware corporation

BY:  /s/ George Congdon       BY: /s/ William H. Arnold
     ______________________       ______________________

Title:  President                 William H. Arnold
                                  Vice President, Real Estate Law

                               GUARANTY

     The undersigned ("Guarantor") hereby unconditionally guarantees the performance by Licensee of all of its obligations under this Agreement, together with any and all amendments, modifications and supplements thereto hereafter executed by Licensor and Licensee. Guarantor agrees that its liability under this Guaranty shall be primary and that in any right of action which shall accrue to Licensor under this Agreement, Licensor may, at its option, proceed against Guarantor and Licensee, jointly and severally, or proceed against Guarantor without first having commenced any action or having obtained any judgment, against Licensee.

                                Jackpot Enterprises, Inc.,
                                a Nevada corporation


                                By:     /s/ Don R. Kornstein
                                        _____________________

                                Title:  President & CEO

                                  EXHIBIT "A"
                                EXISTING STORES

                                         Licensed      Minimum    Hours
                             Building    Premises      No. of     of
     Store                   Sq. Ft.     Sq. Ft.       Machines   Operation

_______________________________________________________________________________
[S]                          [C]         [C]           [C]        [C]

149 Keystone Square
Reno, NV                     32,852        150            16      24 hours

151 W. Sparks
Sparks, NV                   43,460        150            20      24 hours

155 Elko
Elko, NV                     49,369        319            15      5:00 a.m.
                                                                  to 1:00 a.m.
170 Kietzke & McCarran
Reno, NV                     47,334        324            15      24 hours

172 East Sparks
Sparks, NV                   47,404        324            15      24 hours

173 McCarran & Mae Anne
Reno, NV                     51,561        312            15      24 hours

175 Lakeside Plaza
Reno, NV                     50,515        355            20      24 hours

178 E. Carson City
Carson City, NV              52,079        312            15      24 hours

179 S. Carson City
Carson City, NV              51,985        364            15      24 hours

185 Spanish Springs
Sparks, NV
(G.O. 11/11/98 [Est.])       52,368        354            15      24 hours

186 Winnemucca
Winnemucca, NV               24,955        376            10      6:00 a.m.
                                                                  to 11:00 p.m.

611 Buffalo & Flamingo
Las Vegas, NV                55,886        352            15      24 hours

614  Valle Verde & Lake Mead
Henderson, NV                52,215        319            15      24 hours

634 Flamingo & Boulder
Las Vegas, NV                30,354        125            15      24 hours

637 Owens & Eastern
Las Vegas, NV                35,120        176            18      5:00 a.m.
                                                                  to 1:00 a.m.
686  Henderson
Henderson, NV
(R-640)                      52,323        319            15      24 hours

1606 Vegas & Jones
Las Vegas, NV
(R-639)                      50,320        319            15      24 hours

1616 Rainbow & Cheyenne
Las Vegas, NV                 42,630       278            20      24 hours

1621 Sahara & Ft. Apache
Las Vegas, NV                 42,630       278            19      24 hours

1628 Rampart & Lake Mead
Las Vegas, NV                 44,746       324            20      24 hours

1638 Craig & Decatur
Las Vegas, NV                 47,506       324            15      24 hours

1659 Eastern & Sahara
Las Vegas, NV
(R-638)                       47,600       319            15      24 hours

1660 Eastern & Windmill
Henderson, NV                 47,854       319            15      24 hours

1664 Rainbow & Westcliff
Las Vegas, NV                 42,042       262            21      24 hours

1665 Charleston & Lamb
Las Vegas, NV                 43,838       200            13      24 hours

1678 Lake Mead & Nellis
Las Vegas, NV                 43,675       176            15      24 hours

                                EXHIBIT "B"

Exhibit "B" is a floorplan of an Albertson's store.

                               EXHIBIT "C"

                              LICENSE FEES

                              License Fee
                               Per Machine
                                Per Month

RCT
RCT
RCT

Additional Provisions:
______________________

1. License fees for New Stores (exclusive of any remodel, expansion remodel, or an on-site or off-site replacement, of an Existing Store or a New Store) during their RCT will be RCT of the applicable monthly fee set forth above; provided, however, that in the event Licensor has not taken all steps required to permit Licensee to commence operations as of the date Licensor first opens any such New Store for business to the public, said RCT period shall not commence until all such steps have been taken.

2. In the event Licensor temporarily ceases supermarket operations at a Store for a period in RCT for any reason which is not the fault of Licensee, its agents, contractors or employees, the license fee for such Store during the RCT after such Store reopens for business will be RCT of the applicable monthly fee set forth above; provided, however, that in the event Licensor has not taken all steps required to permit Licensee to recommence operations as of the date Licensor reopens such Store for business, said RCT period shall not commence until all such steps have been taken.

3. In the event Licensor temporarily ceases supermarket operations at a Store for any reason which is not the fault of Licensee, its agents, contractors or employees, the license fee for such Store shall be abated during the period the Store is closed for business.

4. The license fees for any New Store RCT noted above shall be mutually agreed upon by the parties taking into consideration all relevant factors. In the event the parties have not agreed on the license fees for such New Store at least six (6) months prior to its projected opening date, either party shall have the right to terminate this Agreement as to such New Store (including any remodel, expansion remodel, or on-site or off-site replacement, of such New Store) upon ten (10) days prior written notice to the other party unless, prior to expiration of said ten (10) day period, the parties agree on the licensee fees for such New Store.